As filed with the Securities and Exchange Commission on July 11, 1996.
                                                     Registration No. 333-
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in charter)

                                    Maryland
                         (State or other jurisdiction of
                         incorporation or organization)
                                      6712
                          (Primary Standard Industrial)
                           Classification Code Number)
                                   52-1764929
                         (I.R.S. Employer Identification
                                     Number)

           Mason-Dixon Bancshares Employee Savings And Investment Plan

                            (Full title of the plan)

                               45 West Main Street
                              Westminster, MD 21157
                                 (410) 857-3401
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          Thomas K. Ferguson, President
                          Mason-Dixon Bancshares, Inc.
                               45 West Main Street
                              Westminster, MD 21157
                                 (410) 857-3401
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                          Abba David Poliakoff, Esquire
                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC
                             233 East Redwood Street
                               Baltimore, MD 21202
                                 (410) 576-4067

                         -------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                          -----------------------------


                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
    Title of securities        Number of Shares to      Proposed maximum        Proposed maximum (2)           Amount of
     to be registered             be registered          offering price        aggregate offering price    registration fee
                                           (1)            per Share (2)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00        50,000                  $17.50                   $875,000                  $301.72
per share
================================================================================================================================

(1)      Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the Plan.
(2)      Estimated solely for purposes of determining the registration  fee. The proposed maximum  aggregate  offering price per Share has been computed pursuant to Rule 457(h) based upon the market price of the Shares as of
         July 8, 1996.
- -------------------------------------------------------------------------------------------------------------------


- -------------------------------------------------------------------------------------------------------------------

                 PART I. INFORMATION REQUIRED IN THE PROSPECTUS



Item 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.



Item 2.  Registrant Information and Employee Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Mason-Dixon Bancshares, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (which includes certain information contained in the Company's definitive Proxy Statement for the Annual Meeting of Shareholders on April 20, 1996 and incorporated therein by reference);

     (ii)  Quarterly  Report on Form 10-Q for the quarter  ended March 31, 1996;
and

     (iii) Description of the Shares (as defined below) which appears at page 29 of the Company's Registration Statement on Form S-4, File No. 33-92122 or any description of the Shares which appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the Company's shares of common stock, par value $1.00 per share (the "Shares"), offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:

                          Mason-Dixon Bancshares, Inc.
                        Shareholder Relations Department
                                 P. O. Box 1100
                           Westminster, MD 21158-0199

         Telephone requests may be directed to the Company at (410) 857-3401.

Item 4.  Description of Shares.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         The Articles of Incorporation of the Company provide for advancement of expenses of directors, in the event of any litigation against a director, to the extent provided in the Maryland General Corporate Law. There is no obligation to repay the expenses advanced unless it is determined by the Company that the director is not entitled to indemnification. In addition, the Articles of Incorporation also includes a provision that the directors of the Company shall not be personally liable to the Company or to any shareholder for monetary damages for breach of fiduciary duty as a director except for liability (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involves the absence of good faith on the part of the director, (3) for any transaction from which a director derived an improper personal benefit, (4) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, and (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders.

         The Company maintains directors and officers liability insurance providing insurance under certain circumstances for directors and officers.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

Exhibit
Number  Description of Exhibits

5 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued.
23(a) Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5).
23(b)   Consent of Stegman & Company, independent certified public accountants.

         Pursuant to the instructions of Form S-8, in lieu of an opinion of counsel regarding compliance with ERISA, the Company undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (1)  The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the undertakings contained in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Maryland, on June 26, 1996.

                                      MASON-DIXON BANCSHARES, INC.


                                      By: /s/ Thomas K. Ferguson
                                          Thomas K. Ferguson, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

          Signature               Title                           Date


/s/ William B. Dulany             Chairman of the Board of         June 26, 1996
- ------------------------------
William B. Dulany                 Directors


/s/ Thomas K. Ferguson            President and CEO (Principal     June 26, 1996
- ----------------------------
Thomas K. Ferguson                Executive Officer)


/s/ Mark A. Keidel                Vice President and Chief         June 26, 1996
Mark A. Keidel                    Financial Officer (Principal
                                  Financial and Accounting Officer)

/s/ Vivian A. Davis               Corporate Secretary              June 26, 1996
- -------------------------------
Vivian A. Davis


/s/ David S. Babylon, Jr.         Director                         June 26, 1996
- ------------------------------
David S. Babylon, Jr.


 /s/ Henry S. Baker, Jr.            Director                       June 26, 1996
- ---------------------------------
Henry S. Baker, Jr.


/s/ Miriam F. Beck                  Director                       June 26, 1996
- -------------------------------
Miriam F. Beck


/s/ Donald H. Campbell              Director                       June 26, 1996
- ----------------------------
Donald H. Campbell


                                   Director                        June __, 1996
Patricia A. Dorsey

/s/ R. Neal Hoffman                Director                        June 26, 1996
- -----------------------------
R. Neal Hoffman



/s/ S. Ray Hollinger               Director                        June 26, 1996
- --------------------------------
S. Ray Hollinger


/s/ Thoma A. Raver                 Director                        June 26, 1996
- -----------------------------
Thomas A. Raver


/s/ Edwin W. Shauck                Director                        June 26, 1996
- -----------------------------
Edwin W. Shauck


                                   Director                        June __, 1996
James C. Snyder



/s/ Stevenson B. Yingling          Director                        June 26, 1996
- -------------------------------
Stevenson B. Yingling



C64125 .595

                                  Exhibit Index



Exhibit
Number   Description of Exhibits                                           Page

5      Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
       as to legality of Shares to be issued.                                11

23(a) Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5).

23(b)  Consent of Stegman & Company, independent certified public accountants.14

                                    Exhibit 5

                                                   June 14, 1996


Mason-Dixon Bancshares, Inc.
45 West Main Street
Westminster, MD  21157-0199

     Re: Mason-Dixon Bancshares, Inc. Employee Savings and Investment Plan Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Mason-Dixon Bancshares, Inc., a Maryland corporation (the "Company"), in connection with the issuance by the Company of up to 50,000 shares of common stock, par value $1.00 per share (the "Shares"), under the Company's Employee Savings And Investment Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission (the "Commission").

                  We have examined copies of (i) the Articles of Incorporation of the Company, as amended (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland, (ii) the By-laws of the Company, (iii) the Plan, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

                  In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

                  Based on the foregoing, it is our opinion that upon the issuance by the Company of the Shares to participants in the Plan in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the State of Maryland and of the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            GORDON, FEINBLATT, ROTHMAN,
                                              HOFFBERGER & HOLLANDER, LLC



















C64125.595

                                  Exhibit 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We hereby certify to the incorporation by reference in this Form S-8 of Mason- Dixon Bancshares, Inc. (the "Company") of our report dated January 24, 1996 which appears on page 42 of the 1995 Annual Report to Stockholders of the Company.


                                                     STEGMAN & COMPANY

TOWSON, MARYLAND
MAY 6, 1996